SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MORGAN STANLEY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	36-3145972
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-131266

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Global Medium-Term Notes, Series F, Protected Absolute Return Barrier Notes due March 20, 2010 (Based on the Value of the S&P 500® Index)	NYSE ARCA, INC.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.      Description of the Registrant’s Securities to be Registered.

The title of the class of securities to be registered hereunder is: “Global Medium-Term Notes, Series F, Protected Absolute Return Barrier Notes due March 20, 2010 (Based on the Value of the S&P 500® Index)” (the “Protected Absolute Return Barrier Notes”).  A description of the Protected Absolute Return Barrier Notes is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of Morgan Stanley (the “Registrant”) on Form S-3ASR (Registration No. 333-131266), as supplemented by the information under the caption “Description of Protected Absolute Return Barrier Notes” in the prospectus supplement for protected absolute return barrier notes dated November 21, 2007 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as further supplemented by the description of the Protected Absolute Return Barrier Notes contained in the pricing supplement dated September 23, 2008 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Protected Absolute Return Barrier Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.     Exhibits.

The following documents are filed as exhibits hereto:

4.1     Proposed form of Global Note evidencing the Protected Absolute Return Barrier Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	September 23, 2008	By:	/s/ W. Gary Beeson
			Name:	W. Gary Beeson
			Title:	Assistant Secretary and Counsel

INDEX TO EXHIBITS

Exhibit No.		Page No.

4.1	Proposed form of Global Note evidencing the Protected Absolute Return Barrier Notes	A-1